Exhibit 99.1

China Green Agriculture awarded the “Top 10 Most Valuable Agriculture Platform” award in Beijing

XI'AN, China, December 22, 2017 /GLOBE NEWSWIRE / --

China Green Agriculture, Inc. (NYSE: CGA; "China Green Agriculture" or the "Company"), a company which mainly produces and distributes humic acid-based compound fertilizers, varieties of compound fertilizers and agricultural products through its subsidiaries and variable interest entities in China, today announced that the Company received the prestigious “Top 10 Most Valuable Agriculture Platform” award at the 20th Annual Agriculture Market Summit (the “Summit”) on December 17th in Beijing.

Established in 1997, the Summit has been the most influential conference for the sales of agriculture production materials in China. In media, the Summit is often recognized as the Olympics for sales and marketing in the Chinese agriculture material industry. This year, the Summit took place in Beijing between December 17th and 19th. Thousands of industry participants attended the Summit from all over the country, and the Ministry of Agriculture in China sponsored the event.

For the “Top 10 Most Valuable Agriculture Platform” award, the Summit seeks to award the best agriculture material enterprises that operate their sales and marketing platforms of agriculture materials with fast growth, utmost influence, and maximum potential. Every year the Summit receives the award nominations in months before and the assembled judging panel makes the selection. The winner then receives the award when the result is announced at the Summit.

“It is truly rewarding for us to receive this recognition from the agriculture material sales community; it provides validation to the effort put forth, to the product, and to the customers that our Company has made in the agriculture material world. We are inspired by what a contemporary change is occurring in such a traditional industry for such an old country;” said the Company’s CEO, Mr. Zhuoyu Li, “We will continue to improve our services and advance the opportunities made by our platform available. We strive to stay at the cutting edge in the industry, and continue to expand our platform to be more accessible nationwide.”

About China Green Agriculture, Inc.

The Company produces and distributes humic acid-based compound fertilizers, other varieties of compound fertilizers and agricultural products through its wholly-owned subsidiaries, i.e.: Shaanxi TechTeam Jinong Humic Acid Product Co., Ltd. ("Jinong"), Beijing Gufeng Chemical Products Co., Ltd ("Gufeng") and operating variable interest entities across the People’s Republic of China... For more information, visit http://www.cgagri.com. The Company routinely posts important information on its website.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning the Company's business, products, and financial results. The Company's actual results may differ materially from those anticipated in the forward-looking statements depending on a number of risk factors including, but not limited to, the following: general economic, business and environment conditions, development, shipment, market acceptance, additional competition from existing and new competitors, changes in technology, the execution of its ten-year growth plan, the foreign exchange risk amid the unexpected announcement by the PRC government in August 2015 sending the yuan to a 3% devaluation and various other factors beyond the Company's control. All forward-looking statements are expressly qualified in their entirety by this Safe Harbor Statement and the risk factors detailed in the Company's reports filed with the SEC. China Green Agriculture undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release, except as required by applicable law or regulations.

For more information, please contact:

China Green Agriculture, Inc.

Tel: +86-29-88266383

Email: info@cgagri.com

SOURCE: China Green Agriculture, Inc.